Exhibit 3.82

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:06 PM 02/02/2010
FILED 05:58 PM 02/02/2010
SRV 100101363 – 4784548 FILE

CERTIFICATE OF INCORPORATION

OF

WASHINGTON GROUP AFGHANISTAN, INC.

ARTICLE I

The name of the corporation is Washington Group Afghanistan, Inc.

ARTICLE II

The address of its registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Center.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each shares shall be one cent ($.01).

ARTICLE V

The name and mailing address of the incorporator is:

Kristin L. Jones

URS Corporation

600 Montgomery Street, 25th Floor

San Francisco, California 94111

ARTICLE VI

In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

ARTICLE VII

Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore names, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of February, 2010.

By:	/s/ Kristin L. Jones
Kristin L. Jones
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:34 PM 02/16/2010
FILED 12:19 PM 02/16/2010
SRV 100146950 – 4784548 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

Washington Group Afghanistan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Washington Group Afghanistan, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is WGI Afghanistan, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Washington Group Afghanistan, Inc. has caused this certificate to be signed by Kristin L. Jones, its Assistant Secretary , this 16th day of February, 2010.

By:	/s/ Kristin L. Jones
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:07 PM 03/26/2013
FILED 02:46 PM 03/26/2013
SRV 130360664 – 4784548 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WGI AFGHANISTAN, INC.

* * * * *

WGI Afghanistan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of WGI Afghanistan, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is URS FS Commercial Operations, Inc.”

SECOND: That the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said WGI Afghanistan, Inc. has caused this certificate to be signed by Kristin L. Jones, its Assistant Secretary this 26th day of March, 2013.

By:	/s/ Kristin L. Jones
Kristin L. Jones
Assistant Secretary